Exhibit 10.8(d)

THIRD AMENDMENT TO

THE DISTRIBUTION AGREEMENT

BY AND BETWEEN

DYAX CORP.

AND

WALGREENS INFUSION SERVICES, INC.

THIS THIRD AMENDMENT TO THE DISTRIBUTION AGREEMENT (the “Amendment”) is made and entered into as of this 30th day of December, 2014, by and between DYAX CORP., a Delaware corporation (“Dyax”), and WALGREENS INFUSION SERVICES, INC., a Delaware corporation (“Walgreens”), to amend that certain Agreement For Services Related to Kalbitor, effective as of September 1, 2011, entered into by and between Dyax and Walgreens, as modified by the First Amendment dated as of August 31, 2012, and the Second Amendment dated January 1, 2014 (collectively the “Agreement”). Capitalized terms used herein which are not defined shall have the meanings given to them in the Agreement.

RECITALS:

WHEREAS, pursuant to the Agreement, Walgreens provides services related to the home administration of the pharmaceutical product known as Kalbitor; and,

WHEREAS, the parties desire to modify certain terms of the Agreement as set forth herein;

NOW, THEREFORE, for and in consideration of the mutual covenants and promises set forth herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Walgreens and Dyax hereby agree to amend the Agreement as follows:

AGREEMENT:

1.	Modification of Commitments. Subsection (b)(i) of Section 3.2 (Walgreens Commitments) is hereby deleted in its entirety and replaced with the phrase “Intentionally Deleted”.

2.	Deletion of Rebate. Section 3.21 (“Rebate”) and the corresponding Exhibit 3.21 are hereby deleted in their entirety.

3.	2015 Renewal Term. The Renewal Term commencing January 1, 2015, shall run for a two-year period, with such Renewal Term to expire on December 31, 2016. Each Renewal Term thereafter shall be for one-year periods as set forth in Section 8.1(a) of the Agreement.

4.	DX-2930 Distribution Rights. DX-2930 is an investigational product candidate being developed by Dyax for the prevention of HAE attacks. If DX-2930 is approved by the FDA and offered by Dyax, and provided Walgreens can meet the requirements being imposed by Dyax on all pharmacy network providers, then Dyax agrees to negotiate the terms for the purchase and dispense by Walgreens of said product in good faith, with the terms offered by Dyax reasonably consistent with terms offered by Dyax to any other party with respect to the FDA-approved version(s) of DX-2930. Notwithstanding anything to the contrary set forth in the Agreement, this Section 3 (DX-2930 Distribution Rights) shall survive the expiration or early termination of the Agreement, except in the event that Dyax terminates the Agreement pursuant to Section 8.1(b) [Termination for Material Breach] or Section 8.1(c) [Termination for Insolvency], in which case this Section 3 shall not survive such termination.

5.	Ratification of the Agreement. The parties hereby ratify the terms and conditions of the Agreement, as amended herein.

IN WITNESS WHEREOF, Walgreens and Dyax, through their respective duly authorized and acting representatives, have executed and delivered this Amendment to be effective as of the date first set forth above.

DYAX CORP.	WALGREEN INFUSION SERVICES, INC.

By: /s/Kathleen DiRamio	By: /s/Lori Zsitek

Name: Kathleen DiRamio	Name: Lori Zsitek

Title: Associate Director, Nursing Services	Title: VP, Operations

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